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                                                                    EXHIBIT 23.2

                        CONSENT OF PRICE WATERHOUSE LLP

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of AMF Bowling, Inc. of our report dated June 28, 1996, relating to the combined financial statements of AMF Bowling Group and our report dated January 23, 1996, relating to the consolidated financial statements of Fair Lanes, Inc., which appear in Form S-1 (No. 333-34099) of AMF Bowling, Inc. dated October 29, 1997.

PRICE WATERHOUSE LLP

Norfolk, Virginia
October 30, 1997